QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.5

CONSENT OF GOLDMAN, SACHS & CO.

         [Letterhead of Goldman, Sachs & Co.]

September 16, 2004

Board of Directors
IMC Global Inc.
100 S. Saunders Road
Lake Forest, IL 60045-2561

Re:
Amendment No. 4 to Registration Statement on Form S-4 of IMC Global Inc. (File No. 333-114612)

Ladies and Gentlemen:

        Reference is made to our opinion letter, dated January 26, 2004, with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $1.00 per share, of IMC Global Inc. (the "Company") of the IMC Exchange Ratio (as defined in our opinion letter) relative to the Cargill Exchange (as defined in our opinion letter) pursuant to the Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, among the Company, Global Nutrition Solutions, Inc. (now known as The Mosaic Company) ("Mosaic"), GNS Acquisition Corp., a direct wholly owned subsidiary of Mosaic, Cargill, Inc. and Cargill Fertilizer, Inc., a direct wholly owned subsidiary of Cargill.

        The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include as an appendix to the above-referenced Registration Statement (the "IMC S-4") the Amendment No. 4 to the Registration Statement on Form S-4 of The Mosaic Company (File No. 333-114300) (the "Mosaic S-4"), which contains our opinion letter.

        In that regard, we hereby consent to the inclusion in the IMC S-4 of the foregoing opinion that is contained in the Proxy Statement/Prospectus of the Mosaic S-4. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ GOLDMAN, SACHS & CO. (GOLDMAN, SACHS & CO.)

QuickLinks

  EXHIBIT 99.5